EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the inclusion in the Proxy Statement of Arvig Telcom, Inc. and Prospectus of Telephone and Data Systems, Inc. included in this Form S-4 Registration Statement of Telephone and Data Systems, Inc. of our report dated February 25, 1994, on our audits which included reliance on opinions by another auditor, of the financial statements of Arvig Telcom, Inc. as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991. We also consent to all references to our Firm included in this Form S-4 Registration Statement.


                                                     OLSEN, THIELEN & CO., LTD.


    St. Paul, Minnesota
    April 25, 1994
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